_____________________________________________________________________________ Page 1 June 16, 2024 Exhibit 10.1 VIA E-Mail Joakim Weidemanis Executive Vice President Danaher Corporation Re: Transition Agreement Dear Joakim, As we recently discussed, you have resigned from your employment with Danaher Corporation (“the Company”). In an effort to facilitate a smooth transition for you and the Company, the Company is offering to continue your employment for a transitional period as provided in this letter agreement (“Letter Agreement”), in exchange for your agreement to the terms and conditions stated herein, including the general release in Paragraph 5. If you sign and return this Letter Agreement within five (5) days, this Letter Agreement shall become effective on July 1, 2024 (the “Effective Date”). If you do not sign and return this Letter Agreement within five (5) business days, this Letter Agreement shall no longer be available for your acceptance. 1. Transitional Employment. This transitional employment arrangement will begin on the Effective Date and continue through September 30, 2024 (the “Separation Date”, and the period between the Effective Date and the Separation Date shall be referred to as the “Transitional Period”), unless terminated earlier as set forth below. During the Transitional Period, you shall: (a) Continue to report to Rainer Blair, Chief Executive Officer. (b) Continue to use your Best Efforts (as defined below) to: (i) perform the job duties assigned to you, subject to business needs; (2) assist with the smooth transition of your normal job duties and responsibilities to others in the Company, including any successor or backfill, as directed by Rainer Blair, subject to business needs; and, (3) assist with and answer any questions and provide guidance about your job duties, responsibilities, and projects. (c) Continue to be paid a gross base salary at an annual rate of $1,033,690.00 by the Company, payable in accordance with the Company’s normal payroll procedures, subject to applicable withholding and payroll deductions. (d) Not be eligible for any further equity awards under Danaher’s equity compensation program. (e) Continue to be eligible to participate in any of the Company’s group health and welfare and fringe benefits for which you are currently eligible subject to any applicable plan, and any rights and obligations will be governed exclusively by the applicable plans. However, you will no longer be eligible to accrue paid time off during the Transitional Period. (f) Will be eligible to receive a pro rated ICP bonus for 2024 calculated based on the number of days in 2024 during which you are employed, a Personal Performance Factor of 1.0 and a Company Financial Factor as determined by the Company in the normal course and as applicable to other ICP eligible employees of the Company. This pro rated ICP will be paid consistent with the normal cycle. STRICTLY CONFIDENTIAL

Page 2 2. Separation of Employment. (a) If before the Separation Date (i) you leave employment for any reason, or (ii) the Company terminates your employment for Good Reason (as defined below), you shall not be entitled to any further pay or benefits (other than eligibility for COBRA continuation coverage subject to COBRA regulations). (b) If the Company terminates your employment without Good Reason (as defined below) prior to the Separation Date, you will remain eligible to receive (i) the base pay you would have earned between the actual date your employment separates and the Separation Date, payable in accordance with the Company’s normal payroll practices beginning no sooner than the first regular pay period after the End Date, (ii) the pro rata 2024 ICP bonus payment referenced in paragraph 1(f) above paid on the normal cycle, and (iii) the amount the Company would have contributed to your group health and welfare benefit premiums as if you were an active employee during the period between the actual date your employment separates and the Separation Date, payable in a one- time lump sum payment in the first regular pay period after the End Date. Such additional consideration will be subject to applicable withholdings and payroll deductions. The Company may, at its sole discretion, make such payments as a lump sum. In all circumstances of your employment separation, any stock options, performance stock units, and/or restricted stock units previously granted to you shall be governed solely by the applicable plan and any applicable individual award statement or agreement. 3. Termination for Good Reason. For purposes of this Letter Agreement, a termination for Good Reason shall include either a termination for “Cause” or your failure to use your “Best Efforts,” as those terms are defined below: (a) “Cause” shall include the following, to be determined by the Company in its reasonable judgment: (i) Your dishonesty, fraud, misappropriation, embezzlement, willful misconduct or gross negligence with respect to the Company, or any other action in willful disregard of the interests of the Company; (ii) your conviction of, or pleading guilty or no contest to (1) a felony, (2) any misdemeanor (other than a traffic violation), or (3) any other crime or activity that would impair your ability to perform duties or impair the business reputation of the Company; (iii) your willful failure or refusal to satisfactorily perform any duties assigned to you; (iv) your failure or refusal to comply with Company standards, policies or procedures, including without limitation the Company’s Code of Conduct as amended from time to time; (v) your violation of any restrictive covenant agreement with the Company; (vi) your engaging in any activity that is in conflict with the business purposes of the Company, as determined in the Company’s sole discretion, or (vii) a material misrepresentation or a breach of any of your representations, obligations or agreements under this Letter Agreement; (b) “Best Efforts.” During the term of this Letter Agreement, you agree to continue to use commercially reasonable good faith efforts to diligently and competently perform your duties and responsibilities to the best of your abilities and to the satisfaction of the Company or any of its affiliates, consistent with its policies and procedures, including but not limited to satisfactory attendance, and consistent with the Danaher Code of Conduct. You acknowledge and agree that you will continue to comply with your duty of loyalty as an employee of the Company until your employment terminates. 4. Protection of Proprietary Interests. As a condition of this offer and in exchange for the consideration offered to you under this Letter Agreement, you reaffirm your obligations under the Agreement Regarding Competition and Protection of Proprietary Interests that you signed on May 15, 2020, attached as Attachment A (“PPIA”). You understand that nothing in the PPIA or in any prior agreement you may have entered into with the Company prohibits you from reporting possible violations of federal or state law or regulation to any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation, nor are you required to notify the Company regarding any such reporting, disclosure or cooperation with the government. 5. General Release. (a) In exchange for the Transitional Period and other consideration provided in this Letter

Page 3 Agreement, which you would not be entitled to receive apart from this Letter Agreement, you unconditionally release and forever discharge the Company, and its affiliates, parents, subsidiaries, related companies, successors, predecessors, and assigns, and each of its and their respective officers, directors, partners, shareholders, employees, consultants, agents, representatives, and attorneys, past and present, (collectively referenced herein as “Releasees”), from all claims, demands, actions, suits, causes of action, obligations, damages and liabilities of any kind, based on any act, omission, occurrence, or nonoccurrence from the beginning of time to the date you sign this Letter Agreement, including but not limited to claims that arise out of or in any way relate to your hiring, employment and/or separation from employment with the Company. You agree that this general release includes but is not limited to: claims for salary, bonuses, compensation (except as specified in this Letter Agreement), wages, penalties, premiums, benefits, vacation pay, severance benefits, or any benefits under the Employee Retirement Income Security Act of 1974, as amended; claims for breach of implied or express employment contracts or covenants, defamation, wrongful separation, public policy violations, emotional distress and related matters, attorney’s fees, discrimination, harassment, or retaliation under federal, state or local laws; and claims based on any federal, state or other statute, regulation or ordinance, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, the Americans With Disabilities Act, the Family and Medical Leave Act, and the Worker Adjustment and Retraining Notification Act. You expressly acknowledge that this Letter Agreement resolves all legal claims you may have against the Company and the Releasees as of the date you sign this Letter Agreement, including but not limited to claims that you did not know or suspect to exist in your favor at the time you sign this Letter Agreement. (b) Excluded from the general release above are any claims or rights that cannot be waived by law, including claims arising after the date you sign this Letter Agreement and the right to file a charge of discrimination with, or participate in an investigation conducted by, an administrative agency such as the U.S. Equal Employment Opportunity Commission (“EEOC”). You understand and agree, however, that you are waiving your right to recover money or other relief in connection with such a charge, whether filed by you or any other individual or entity. You and the Company otherwise intend the general release above to be general and comprehensive in nature and to release all claims and potential claims by you to the maximum extent permitted by law. Any coverage under applicable directors and officers liability insurance will be governed by the terms of the applicable policy. 6. Limitations. Except as provided in this Letter Agreement, including the attachments, and except as set forth in the stock plan and award agreements applicable to your equity compensation awards, you acknowledge and agree that you are not entitled to any other post-termination or severance pay, benefits, or other consideration. 7. Validity. Should a court of competent jurisdiction determine that any provision of this Letter Agreement is invalid, that provision shall be severed and the rest of this Letter Agreement shall remain in effect. 8. Confidential Information. You agree that as a condition of your continued employment and the other consideration under this Letter Agreement, the fact, terms and content of this Letter Agreement and of all communications resulting in this Letter Agreement shall be maintained as confidential by you and your agents, representatives and family members, and shall not be disclosed except to the extent required by law or as otherwise agreed to in writing by an authorized representative of the Company. 9. On the Job Injury. You represent that you have no job-related illness or injury for which you have not already filed a claim. You further agree to release the Company from any liability under any applicable law regarding discrimination or retaliation associated with workers’ compensation claims, whether such a claim has already been filed or not. 10. Non-Admission of Liability. You agree that this Letter Agreement does not admit liability or wrongdoing on the part of the Company or any other Releasee. 11. Company Property. You agree to return to the Company in good working order and no later than your Separation Date (or as otherwise requested by the Company) all keys, files, records (and copies thereof), equipment (including but not limited to computer hardware, software and printers, wireless handheld devices, cellular phones, SIM cards, external media devices and pagers), Company identification, Company vehicles, Company confidential and proprietary information, and any other Company-owned property in your possession or control. You agree to leave intact

Page 4 all electronic Company documents, including, but not limited to any that you developed or helped to develop during your employment. You further agree to return no later than your Separation Date any and all Company proprietary, trade secret and confidential information, whether in hard copy or electronic form stored on any Company device or personal device, and that no later than your separation date you will cancel any accounts for your benefit in the Company’s name, including but not limited to credit cards, telephone charge cards, cellular phone and/or pager accounts. 13. Cooperation. During your remaining employment with the Company and after the termination of your employment, you agree to cooperate in the truthful and honest prosecution and/or defense of any third party claim in which the Company or its affiliated entities may have an interest subject to reasonable limitations concerning time and place, which may include without limitation making yourself available to participate in any proceeding involving the Company and/or its affiliated entities, allowing yourself to be interviewed by representatives of the Company and/or its affiliated entities, appearing for depositions and testimony without requiring a subpoena, and producing and/or providing any documents or names of other persons with relevant information. Your agreement to cooperate with and to provide responses to such reasonable inquiries and requests for information does not create any employment relationship between you and the Company. The Company agrees to cooperate with you to minimize any disruption to you caused by your cooperation with the Company pursuant to this Paragraph. 14. Applicable Law. This Letter Agreement shall be interpreted under the laws of the state of Washington D.C. without regard to conflict of laws provisions. You hereby irrevocably submit to and recognize the jurisdiction of that state’s courts or if, appropriate, a federal court located in that state (which courts, for purposes of this Letter Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Letter Agreement or any subject addressed in this Letter Agreement. 15. Entire Agreement. This Letter Agreement, including the PPIA attached hereto as Attachment A, constitute the entire understanding and agreement between the parties pertaining to the subjects addressed herein, and cancel all previous oral and written agreements and commitments connected to those subjects. This Letter Agreement may not be modified in any manner, except by written amendment signed by duly authorized representatives of both parties. This Letter Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators. Sincerely, Georgeann Couchara Senior Vice President – Human Resources Danaher Corporation * * * *

Page 5 I acknowledge and agree that I have read this Letter Agreement in its entirety; I understand and know that I am giving up certain rights under its terms in exchange for consideration to which I would not otherwise be entitled; I agree with everything in this Letter Agreement; I am aware of my right to consult with an attorney before signing this Letter Agreement; and I have signed it knowingly and voluntarily. Joakim Weidemanis June _17, 2024 /s/ Joakim Weidemanis